FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

OCT 05 2000
No. C 20970-00
Dean Heller
DEAN HELLER, SECRETARY OF STATE

ARTICLES OF MERGER

of

KELLY'S COFFEE GROUP, INC.,
a Colorado corporation

with and into

KELLY'S COFFEE GROUP, INC.,
a Nevada corporation

Pursuant to the provisions of Sections 78.458 and 78.461 of the Nevada Revised Statutes and Sections 7-111-105 and 7-111-107 of the Business Corporation Act of the State of Colorado, the undersigned, Kelly's Coffee Group, Inc., a Colorado corporation ("Kelly's") and Kelly's Coffee Group, Inc., a Nevada corporation (the "Surviving Corporation"), hereby adopt the following Articles of Merger for the purpose of merging Kelly's with and into the Surviving Corporation.

FIRST: The "Merger Agreement and Plan of Merger," dated August 3, 2000, setting forth the entire merger of Kelly's with and into the Surviving Corporation, is attached hereto as Exhibit "A" and by this reference made a part hereof.

SECOND: The authorized capital stock of Kelly's consists of One Hundred Million (100,000,000) shares of $.001 par value common stock and Fifty Million (50,000,000) shares of $.001 par value preferred stock, of which Fifty One Million Nine Hundred Sixty Six Thousand Four Hundred Twenty Seven (51,966,427) shares of common stock and Zero (0) shares of preferred stock have been issued and are outstanding. The authorized capital stock of the Surviving Corporation consists of One Billion (1,000,000,000) shares of $.001 par value common stock and Fifty Million (50,000,000) shares of $.001 par value preferred stock, of which One (1) share of common stock and Zero (0) shares of preferred stock have been issued and are outstanding. No other shares of capital stock of the Surviving Corporation are issued or outstanding.

THIRD: Pursuant to Sections 7-111-101 through 7-111-107 of the Business Corporation Act of the State of Colorado, the Plan of Merger was submitted for approval to the stockholders of Kelly's. The number of issued and outstanding shares of Kelly's' $.001 par value common stock entitled to vote on such matters was Fifty One Million Nine Hundred Sixty Six Thousand Four Hundred Twenty Seven (51,966,427), of which twenty seven million three hundred one thousand six hundred forty nine (27,301,649) shares voted in favor of adopting the Plan of Merger. This number represents fifty three percent (53%), of such shares. The number of votes cast for approval of the Plan of Merger was sufficient for approval by the class of $.001 par value common stock. The number of issued and outstanding shares of Kelly's' $.001 par value preferred stock entitled to vote on such matters was Zero (0). There was no voting of preferred stock and there was no need for approval of the Plan of Merger by the class of $.001 par value preferred stock.

FOURTH: Pursuant to Section 78.453 of Nevada Revised Statutes, the Plan of Merger was submitted for approval to the stockholders of the Surviving Corporation. The only outstanding share of the Surviving Corporation's $.001 par value common stock voted in favor of adopting the Plan. The number of votes cast for approval of the Plan of Merger was sufficient for approval by the class of $.001 par value common stock.

FIFTH: Kelly's is incorporated under the laws of the State of Colorado. The Surviving Corporation is incorporated under the laws of the State of Nevada.

SIXTH: Both Kelly's and the Surviving Corporation have approved, adopted, certified, executed, and acknowledged a Merger Agreement in accordance with the requirements of Sections 78.451 and 78.461 of the Nevada Revised Statutes and in accordance with Sections 7-111-101 through 7-111-107 of the Business Corporation Act of the State of Colorado.

SEVENTH: The Articles of Incorporation of Kelly's Coffee Group, inc., a Nevada corporation, which is the Surviving Corporation, shall be the Articles of Incorporation of the Surviving Corporation.

EIGHTH: The Principal Office of Surviving Corporation is located at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101. The executed Merger Agreement adopted by Kelly's and by the Surviving Corporation is on file at the principal office of the Surviving Corporation.

NINTH: The Surviving Corporation will provide a copy of the Merger Agreement to any stockholder of Kelly's or the Surviving Corporation, upon request and without charge.

IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger as of the 20th day of September, 2000.

"Surviving Corporation"
Kelly's Coffee Group, Inc.,
a Nevada corporation

By: ______________________
Name: Richard D. Surber
Title: President

ATTEST:

____
Kevin Schillo, Secretary

Acknowledgment

On the 20 day of September, 2000, personally appeared before me Richard D. Surber and Kevin Shillo, who, being duly sworn on oath, stated that they are the President and Secretary respectively of Kelly's Coffee Group, Inc., a Nevada Corporation, and that they signed the foregoing Articles of Merger in their respective capacities as officers of the said corporation.

____
Notary Public

My Commission Expires:

____

NOTARY PUBLIC
CLAYTON GRANT WALKER
3132 So. 3860 W.
West Valley City, UT 84120
COMMISSION EXPIRES
JAN. 27, 2001
STATE OF UTAH

"Kelly's"
Kelly's Coffee Group, Inc.,
a Colorado corporation

By: ______________________
Name: Richard D. Surber
Title: President

ATTEST: ______________________
Kevin Schillo, Secretary

Acknowledgment

On the 2_ day of September, 2000, personally appeared before me Richard D. Surber and Kevin Shillo, who, being duly sworn on oath, stated that they are the President and Secretary respectively of Kelly's Coffee Group, Inc., a Colorado Corporation, and that they signed the foregoing Articles of Merger in their respective capacities as officers of the said corporation.

____
Notary Public

My Commission Expires:

____

NOTARY PUBLIC
CLAYTON GRANT WALKER
3132 So. 3860 W.
West Valley City, UT 84120
COMMISSION EXPIRES
JAN. 27, 2001
STATE OF UTAH

Exhibit "A"

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (hereinafter called the "Merger Agreement") is made as of August 3, 2000, by and between Kelly's Coffee Group, Inc., a Colorado corporation ("Kelly's Colorado"), and Kelly's Coffee Group, Inc., a Nevada corporation ("Kelly's Nevada"). Kelly's Colorado and Kelly's Nevada are sometimes referred to as the "Constituent Corporations."

Recitals

A. Whereas, The authorized capital stock of Kelly's Colorado consists of 150,000,000 shares of Common Stock, $0.001 par value of which 51,966,427 shares are issued and outstanding, and 50,000,000 shares of preferred stock, $0.001 par value of which 0 shares are issued and outstanding.

B. Whereas, the authorized capital stock of Kelly's Nevada, upon effectuation of the transactions set forth in this Merger Agreement, will consist of 1,000,000,000 shares of Common Stock, $0.001 par value and 50,000,000 shares of Preferred Stock, $0.001 par value.

C. Whereas, the directors of the Constituent Corporations deem it advisable and to the advantage of the Constituent Corporations that Kelly's Colorado merge with and into Kelly's Nevada upon the terms and conditions herein provided, for the sole purpose of effecting a change of domicile from the State of Colorado to the State of Nevada.

D. Whereas, the merger will have no effect or change in the nature of the business or management of the resulting business operating through the surviving corporation.

Agreement

NOW, THEREFORE, the parties do hereby adopt the plan of reorganization encompassed by this Merger Agreement and do hereby agree that Kelly's Colorado shall merge into Kelly's Nevada on the following terms, conditions and other provisions:

1. TERMS AND CONDITIONS.

1.1 Merger. Kelly's Colorado shall be merged with and into Kelly's Nevada (the "Merger"), and Kelly's Nevada shall be the surviving corporation (the "Surviving Corporation") effective upon the date when this Merger Agreement is filed with the Secretary of State of Nevada (the "Effective Date").

1.2 Succession. On the Effective Date, Kelly's Nevada shall continue its corporate existence under the laws of the State of Nevada, and the separate existence and corporate organization of Kelly's Colorado, except insofar as it may be continued by operation of law, shall be terminated and cease.

1.3 Transfer of Assets and Liabilities. On the Effective Date, the rights, privileges, powers and franchises, both of a public as well as of a private nature, of each of the Constituent Corporations shall be vested in and possessed by the Surviving Corporation, subject to all of the disabilities, duties and restrictions of or upon each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, of each of the Constituent Corporations, and all debts due to each of the Constituent Corporations on whatever account, and all things

in action or belonging to each of the Constituent Corporations shall be transferred to and vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest, shall be thereafter the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; provided, however, that the liabilities of the Constituent Corporations and of their shareholders, directors and officers shall not be affected and all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place except as they may be modified with the consent of such creditors and all debts, liabilities and duties of or upon each of the Constituent Corporations shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

1.4 Common Stock of Kelly's Colorado and Kelly's Nevada. On the Effective Date, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their shareholders, (i) each share of Common Stock of Kelly's Colorado issued and outstanding immediately prior thereto shall be converted into shares of fully paid and nonassessable shares of the Common Stock of Kelly's Nevada at a ratio of 1 to 1, and (ii) each share of Common Stock of Kelly's Nevada issued and outstanding immediately prior thereto shall be canceled and returned to the status of authorized but unissued shares.

1.5 Stock certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of the Common Stock or of the Preferred Stock of Kelly's Colorado shall be deemed for all purposes to evidence ownership of and to represent the shares of Kelly's Nevada into which the shares of Kelly's Colorado represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agents. The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Kelly's Nevada evidenced by such outstanding certificate as above provided.

2. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS.

2.1 Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of Kelly's Nevada in effect on the Effective Date shall continue to be the Articles of Incorporation and Bylaws of the Surviving Corporation.

2.2 Directors. The directors of Kelly's Colorado immediately preceding the Effective Date shall become the directors of the Surviving Corporation on and after the Effective Date to serve until the expiration of their terms and until their successors are elected and qualified.

2.3 Officers. The officers of Kelly's Colorado immediately preceding the Effective Date shall become the officers of the Surviving Corporation on and after the Effective Date to serve at the pleasure of its Board of Directors.

3. MISCELLANEOUS.

3.1 Further Assurances. From time to time, and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of Kelly's Colorado such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to conform of record or otherwise, in the Surviving

Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Kelly's Colorado and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Kelly's Colorado or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

3.2 Amendment. At any time before or after approval by the shareholders of Kelly's Colorado, this Merger Agreement may be amended in any manner (except that, after the approval of the Merger Agreement by the shareholders of Kelly's Colorado, the principal terms may not be amended without the further approval of the shareholders of Kelly's Colorado) as may be determined in the judgment of the respective Board of Directors of Kelly's Nevada and Kelly's Colorado to be necessary, desirable, or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purpose and intent of this Merger Agreement.

3.3 Conditions To Merger. The obligations of the Constituent Corporations to effect the transactions contemplated hereby is subject to satisfaction of the following conditions (any or all of which may be waived by either of the Constituent Corporations in its sole discretion to the extent permitted by law): the Merger shall have been approved by the shareholders of Kelly's Colorado in accordance with applicable provisions of the Colorado Business Corporations Act; and Kelly's Colorado, as sole shareholder of Kelly's Nevada, shall have approved the Merger in accordance with the General Corporation Law of the State of Nevada; and any and all consents, permits, authorizations, approvals, and orders deemed in the sole discretion of Kelly's Colorado to be material to consummation of the Merger shall have been obtained.

3.4 Abandonment or Deferral. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either Kelly's Colorado or Kelly's Nevada or both, notwithstanding the approval of this Merger Agreement by the shareholders of Kelly's Colorado or Kelly's Nevada, or the consummation of the Merger may be deferred for a reasonable period of time if, in the opinion of the Boards of Directors of Kelly's Colorado and Kelly's Nevada, such action would be in the best interest of such corporations. In the event of termination of this Merger Agreement, this Merger Agreement shall become void and of no effect and there shall be no liability on the part of either Constituent Corporation or its Board of Directors or shareholders with respect thereto, except that Kelly's Colorado shall pay all expenses incurred in connection with the Merger or in respect of this Merger Agreement or relating thereto.

3.5 Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by the Board of Directors of Kelly's Colorado and Kelly's Nevada, is hereby executed on behalf of each said corporation and attested by their respective officers thereunto duly authorized.

KELLY'S COFFEE GROUP, INC.,
a Colorado Corporation

/s/ Richard D. Surber

By: ______________________

Richard D. Surber, President and CEO

/s/Kevin Schillo

By______________________

Kevin Schillo, Secretary

KELLY'S COFFEE GROUP, INC.,
a Nevada Corporation

/s/ Richard D. Surber
By: ______________________________
Richard D. Surber, President and CEO

/s/Kevin Schillo
By______________________________
Kevin Schillo, Secretary